EXHIBIT 5.0

                           POLLET, RICHARDSON & PATEL
                                A LAW CORPORATION
                              10900 WILSHIRE BLVD.
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1182
                            FACSIMILE (310) 208-1154

                                  July 17, 2002

Ableauctions.com,  Inc.
1222  46th  Avenue  East
Fife,  Washington  98424

     Re:     Ableauctions.com,  Inc.
             Registration  Statement  on  Form  S-1
             --------------------------------------

Gentlemen:

     We have acted as counsel for Ableauctions.com, Inc., a Florida corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the public resale by certain Selling Shareholders a total of 7,243,250 shares of common stock. This opinion is being furnished pursuant to
Item  601(b)(5)  of  Regulation  S-X  under  the  Act.

     In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation, as amended, (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, and (e) such statutes, records and other documents as we have deemed relevant.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the opinion that the outstanding shares of common stock to be sold by the Selling Shareholders will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                    POLLET,  RICHARDSON  &  PATEL
                    A  LAW  CORPORATION

                    By:  /s/ Erick E. Richardson
                        ____________________________________
                             Erick  E.  Richardson